THE RETIREMENT PLAN OF

                        THE CONTINENTAL CORPORATION

               (Amended and Restated As of January 1, 1994)

                  (Incorporates Amendments No. 1 Thru 35)

THE CONTINENTAL CORPORATION, a New York Corporation, and certain of its affiliates have adopted the following Retirement Plan for the benefit of those of their respective employees eligible to participate therein as hereinafter provided.

                                 ARTICLE I

                                Definitions

The following terms when used herein, unless the context clearly indicates otherwise, shall have the meanings set forth below:

1.1 Active Service. A measure of time, expressed in years, used in determining the vesting of a Benefit.

     (a) With respect to periods prior to January 1, 1976, one year of Active Service shall be credited for each 12 months of service in the employ of an Employer or an Affiliated Corporation which is not an Employer. For the purpose of this subsection (a), service shall include:

          (i) any period of absence after at least 24 months of full-time Employment during which a person receives long-term disability benefits under the Company's
               Long Term Disability Plan;

          (ii) any period of absence on leave (in the granting of which, persons in similar circumstances will be treated in a uniform and nondiscriminatory manner), with or without pay, provided the person returns to full-time Employment at or prior to the termination of the leave; and

          (iii) any period of absence in service of the armed forces of the United States in time of war or national emergency provided the person returns to full-time Employment within 90 days after termination of his service in such armed forces, or such longer period as his employment rights are protected by law.

     (b) With respect to periods beginning after December 31, 1975, one year of Active Service shall be credited for each calendar year during which a person has at least 1000 Hours of Service and during any part of which such person either is a Member or is at least 22 years of age; provided, however, that if a person becomes a Member by completing 1000 Hours of Service during the 12-month period beginning on the date his Employment first began, and if such 12-month period overlaps two calendar years in neither of which such person completed 1000 Hours of Service, such person shall be credited with one year of Active Service. Service of individuals who are leased employees or employed in noncovered employment for the Employer controlled group and affiliated service group will be counted for vesting purposes.

     (c) With respect to an Employee who is in Employment on or after January 1, 1985, the minimum age referred to in
          Section 1.1(b) above shall be 18 rather than 22.

1.2 Administrator. An individual appointed by the Retirement Plan Committee to serve in this capacity. The Administrator is not precluded from serving as a Trustee.

1.3 Affiliated Corporation. A corporation during such time as it is either:

     (a) controlling, controlled by or under common control with the Company, through ownership, directly or indirectly through one or more intermediaries, of at least a majority of the voting stock of the controlled corporation; or

     (b) a member of a controlled group of corporations (within the meaning of Section 1563(a) of the Internal Revenue Code, determined without regard to Sections 1563(a)(4) and 1563(e)(3)(C) thereof) of which any Employer is a member.

          Except as may be provided in Exhibit A hereto, service for a corporation shall be treated as service for an Affiliated Corporation only if performed during such time as such corporation is an Affiliated Corporation.

1.4 Beneficiary. The person designated pursuant to Section 4.2 hereof to receive payments in the event of the death of a Member.

1.5  Benefit.  An amount payable under Article III hereof.

1.6  Board of Directors.  The Board of Directors of the Company.

1.7  Company.  The Continental Corporation, a New York corporation.

1.8 Credited Service. A measure of time, expressed in months, but not to exceed 480 months, used to determine the amount of a person's Benefit.



     (a) With respect to periods prior to January 1, 1976, one month of Credited Service shall be credited for each full month of service as an Employee for one or more
          Employers. For the purpose of this subsection (a), service shall include:

          (i) any period of absence after at least 24 months of full-time service for an Employer during which the Employee receives long-term disability benefits under the Company's Long Term Disability Plan;

          (ii) any period of absence on leave (in the granting of which, persons in similar circumstances will be treated in a uniform and nondiscriminatory manner), with or without pay, provided the Employee return to the full-time service of an Employer at or prior to the termination of the leave; and

          (iii) any period of absence in the service of the armed forces of the United States in time of war or national emergency, provided the Employee returns to the full-time service of an Employer within 90 days after the termination of his service in such armed forces, or such longer period as his employment rights are protected by law.

     (b) With respect to periods after December 31, 1975, months of Credited Service shall be credited on the basis of the number of Hours of Service as an Employee for one or more Employers completed during each calendar year, as follows:

               Hours of Service             Months of
               In Calendar Year         Credited Service

                900-1049                 6
               1050-1199                 7
               1200-1349                 8
               1350-1499                 9
               1500-1649                10
               1650-1799                11
               1800 or more             12

     In the event an Employee completes less than 900 Hours of Service for one or more Employers in either the calendar year in which he becomes a Member, or the calendar year in which he dies while in Employment or retires, such Employee shall be credited with one month of Credited Service for each 150 Hours of Service for one or more Employers completed during such year.


     (c) Notwithstanding the foregoing; any Employee (other than a Reemployed Early Retiree) who is scheduled to work for the regular workweek of an Employer at the Employee's location (or who was scheduled to do so at the beginning of a period of absence described in clauses (a), (b), (c) of Section 1.15), shall be credited with one month of Credited Service for each calendar month for which he is entitled to be credited with at least one Hour of Service under Section 1.15.

     (d) The foregoing shall be construed so as to avoid duplication of credit for Hours of Service for a single hour. In no event shall Credited Service be credited with respect to any person who does not become a Member until after the Effective Date for any period during which such person was not a Member.

1.9  Effective Date.  January 1, 1972.

1.10 Employee. A person employed by an Employer excluding any officer or director who is not compensated by regular salary.

1.11 Employer.

     (a) The Company and those of its Affiliated Corporations it designates.

     (b)  Corporations set forth in Exhibit A hereto.

          Except as may be provided in Exhibit A hereto, service for a corporation shall be treated as service for an Employer only if performed during such time as such corporation is an Employer.

1.12 Employment. That period of time during which a person is credited with Hours of Service.

1.13 Equivalent Actuarial Value. An equivalent value computed using the applicable factors set forth in Exhibit B, C or D to this Plan. The implementation of the foregoing Equivalent Actuarial Value Factors will not reduce the accrued benefit of any Member as of January 1, 1984.

1.14 ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time.

1.15 Hour of Service. An hour for which a person is directly or indirectly compensated (including back pay irrespective of mitigation of damages) by an Employer or an Affiliated Corporation which is not an employer. In addition, eight Hours of Service shall be credited for each scheduled workday for which a person is on:

     (a) Any period of absence, after at least two years of Active Service, during which such person receives long-term disability benefits under the Company's Long-Term
          Disability Plan;

     (b) Any period of absence on leave without pay (in the granting of which, persons in similar circumstances will be treated in a uniform and nondiscriminatory manner), provided the person returns to Employment at or prior to the termination of the leave; and

     (c) Any period of absence in the service of the armed forces of the United States in time of war or national emergency, provided the person returns to Employment within 90 days after the termination of his service in such armed forces or within such longer period as his employment rights are protected by law.

          Notwithstanding the foregoing, any Employee (other than a Reemployed Early Retiree) who is scheduled to work for the regular workweek of an Employer or an Affiliated Corporation at the Employee's location (or who was scheduled to do so at the beginning of a period of absence described in clauses (a), (b), or (c) of the preceding sentence), shall be credited with 190 Hours of Service for each calendar month for which he is entitled to be credited with at least one Hour of Service under the preceding sentence. The foregoing shall be construed so as to avoid duplication of credit for Hours of Service for a single hour.

          Hours of Service shall be computed and credited in accordance with paragraphs (b) and (c) of section
          2530.200b-2 of the Department of Labor regulations.

1.16 Member.  An Employee who becomes a Member as provided in
     Article II hereof.

1.17 Monthly Compensation. With respect to a Member terminating his Employment after December 31, 1991, the salary or wages paid or accrued by an Employer, or Affiliated Corporation which is not an Employer, to a Member during any month of Employment (prior to any reduction for tax-deferred contributions to the Incentive Savings Plan or reduction in order to reflect tax-exempt contributions or benefit payments), plus any overtime pay, shift differentials, awards under the Annual Management Incentive Plan or annual business unit incentive plans and commissions, but excluding (without limitation) fees, compensation paid or realized through the Long Term Incentive Plan, Chairman's or President's award programs, relocation plans or other special compensation (if any), amounts paid under the Long Term Disability Plan, reimbursement for expenses, and amounts paid or accrued with respect to this Plan or any other Plan of deferred compensation.

     Notwithstanding the foregoing, if a Member is credited with less than 150 Hours of Service in any full month of Employment subsequent to December 31, 1975, his salary or wages, as defined previously in this Section, plus overtime and shift differentials, paid or accrued during such month, shall be adjusted upward for purposes of Section 3.1 by multiplying it by a fraction, the numerator of which shall be 150, and the denominator of which shall be his Hours of Service for such month. In no event will the sum of Monthly Compensation over any consecutive 12 month period taken into account for purposes of this Plan exceed $200,000 during 1989, or such higher amount as increased by the Secretary of the Treasury for years after 1988. In no event will the sum of Monthly Compensation over any consecutive 12 month period taken into account for purposes of this Plan exceed $150,000 during 1994, or such higher amount as increased by the Secretary of the Treasury for years after 1994.

     For a Member terminating his Employment on or before December 31, 1991, the definition of Monthly Compensation will be that as set forth in the Plan prior to January 1, 1992.

1.18 Normal Retirement Date. The later of the first day of the month coinciding with or next following the date a Member attains age 65 or the fifth anniversary of the time the Member commences Employment. A Member will have a nonforfeitable interest in his Normal Retirement Allowance on attaining his Normal Retirement Age which is the later of the date a Member attains age 65 or the fifth anniversary of the time the Member commences Employment.

1.19 Plan. The retirement plan herein set forth or, if hereafter amended, as so amended.

1.19A Plan Year. The Plan Year and the limitation year shall be a calendar year.

1.20 Retirement Credit. The figure computed as provided in Section
     3.1 hereof for measuring the amount of a Benefit payable under the Plan.

1.21 Reemployed Early Retiree. Any Employee who retires prior to his Normal Retirement Date, is reemployed, who is scheduled to work less than and completes less than 900 Hours of Service during the first twelve consecutive months of Employment or each calendar year commencing after his date of reemployment. In computing Hours of Service for purposes of this Section, the next to last paragraph of Section 1.15 shall not apply.

1.22 Trust Agreement. The agreement described in Section 5.1 hereof.

1.23 Trust Fund.  The fund described in Section 5.1 hereof.


1.24 Trustees. The individual trustees appointed by the Compensation Committee as provided in Section 5.1 hereof or any successor trustees designated in accordance with the terms of the Trust Agreement.

1.25 Vesting Percentage.  After December 31, 1982 the Vesting
     Percentage for a Member who is an Employee after December 31, 1982 is the higher of the applicable percentages determined under Tables A, B, or C below if such Member became an Employee prior to January 1, 1983:

                                  Table A

            Years of              Sum of Age Plus
          Active Service    Years of Active Service    Percentage

          Less than  5           Less than 45               0
                 5                 45 or 46                50
                 6                 47 or 48                60
                 7                 49 or 50                70
                 8                 51 or 52                80
                 9                 53 or 54                90
                10 or more         55 or more             100

     The applicable percentage under Table A is the lesser of the percentages corresponding to the Member's years of Active
     Service, or to the sum of the Member's age and years of Active
     Service.

                                  Table B

          Years of Active Service            Percentage

          Less than 10                           0
                10                              50
                11                              60
                12                              70
                13                              80
                14                              90
                15 or more                     100

     The applicable percentage under Table B is percentage corresponding to the Member's years of Active Service.




                                  Table C

          Years of Active Service            Percentage
          Less than 10                           0
          10 or more                           100

     For Members who first became Employees on or after January 1, 1983, the Vesting Percentage shall be determined under Table
     C.

                                  Table D

          Years of Active Service            Percentage
             Less than 5                         0
             5 or more                         100

     Table D shall apply to all Members who are in Active Service on or after January 1, 1989.

     Notwithstanding the foregoing, the Vesting Percentage of a Member who has been covered under the provisions of the Plan as in effect prior to January 1, 1976, shall not be less than his Vesting Percentage would have been if the provisions of the Plan as in effect prior to January 1, 1976, had continued without change.

1.26 Retirement Plan Committee (or "Committee"). A Committee whose members are the named fiduciaries (as defined by ERISA) of the Plan. Members of the Retirement Plan Committee are individuals appointed by the Compensation Committee to serve in this capacity.

1.27 Compensation Committee.  The Compensation Committee of the
     Board of Directors as appointed from time to time.

1.28 Covered Social Security Compensation. Covered Social Security Compensation means with respect to any Member, one-twelfth of the average of the contribution and benefit bases in effect under Section 230 of the Social Security Act for each year in the 35-year period ending with the year in which the Member attains the ending age indicated in the following table:

          Member's Year of Birth             Ending Age

          Before 1938                           65

          After 1937 and before 1955            66

          After 1954                            67


                                ARTICLE II

                               Participation

2.1 An Employee shall be eligible to become a Member participating in the Plan unless he is:

     (a)  participating in any other plan qualified under Section
          401(a) of the Internal Revenue Code of 1954 (except The
          Continental Corporation Incentive Savings Plan) to which an Employer contributes;

     (b) covered by a collective bargaining agreement between employee representatives and one or more Employers, if such agreement does not expressly provide for coverage by this Plan and if retirement benefits were the subject of good faith bargaining between such employee representatives and such Employer or Employers;

     (c)  Employed in Canada;

     (d) employed outside the United States who is not a citizen of the United States; or

     (e) with respect to periods prior to January 1, 1976, any person (i) not regularly employed on a full-time basis by an Employer, (ii) whose customary employment was for not more than 20 hours in any one week or not more than five months in any calendar year, or (iii) whose compensation, hours or work, or conditions of employment were determined by a collective bargaining agreement that did not expressly provide for coverage of such person by this Plan.

2.2  Every Employee who is eligible to become a Member under
     Section 2.1 shall become a Member as of the later of the applicable dates on which he is an Employee as set forth in Subsection (a) and (b) below:

     (a) Periods prior to January 1, 1976. With respect to periods prior to January 1, 1976.

          (1) Every Employee on the Effective Date shall become a Member as of the Effective Date provided that at the date his employment by an Employer first began he was less than 55 years old; and



          (2) Any person not an Employee on the Effective Date shall become a Member on the date his Employment by an Employer first begins if on such date he is less than 55 years old.

     (b) Periods after December 31, 1975. With respect to periods after December 31, 1975:

          (1)  Every person who became a Member pursuant to
               Section 2.2(a) hereof shall continue to be a
               Member:

          (2) Every Employee if not already a Member shall become a Member as of the later of the following dates on which he is an Employee:

               (A)  January 1, 1976;

               (B) the day after he attains age 25, or if he is an Employee who is in Employment on or after January 1, 1985, the day after he attains age
                    21; or

               (C) the day following the close of the first 12-month period measured from the date he commenced Employment (or any anniversary thereof) during which he completed 1,000 Hours of Service.

2.3 Termination of Participation. A Member's participation in the Plan shall terminate, and all of his rights under the Plan (except his rights, if any, under Section 3.5 hereof) shall cease and determine, upon the termination of his Employment for any reason prior to the time when he shall have qualified for a Benefit under this Plan; provided, however, that if a Member's participation in the Plan terminates and he thereafter again commences Employment with an Employer, he shall immediately upon his reemployment be admitted to participation in the Plan, and his Benefit with respect to Employment after such reemployment shall take into account all his prior Active Service and Credited Service, but shall be adjusted to reflect the amount of any Benefit he has already received based on his prior Employment.

                                ARTICLE III

                                 Benefits

3.1 Retirement Credit. Whenever a Member or Member's spouse becomes entitled to a Benefit as hereafter provided in this
     Article III, the Benefit shall be computed by reference to a Retirement Credit equal to the amount determined under the Revised Formula, described in Section 3.1(e). However, in no event will the Retirement Credit be less than the Member had accrued as of December 31, 1988, based upon Monthly Compensation and Credited Service before January 1, 1989, under whichever of the following apply:

     --   the Regular Formula described in Section 3.1(a), or

     -- in the case of an individual who was a Member prior to January 1, 1979, the greater of the amount determined under the Regular Formula or the amount determined under the Alternative Formula described in Section 3.1(b), or

     -- the benefit provided for in Section 3.7 or Exhibit A to this Plan.

     (a)  the Regular Formula is one-twelfth of:

          (i) the product of (1) two percent of the Member's average Monthly Compensation for the highest paid 60 consecutive months of the 120 months next preceding the date as of which the Retirement Credit is computed (or, if Monthly Compensation has been paid or accrued to the Member for less than 60 consecutive months, his average Monthly Compensation for all months) multiplied by (2) the number of months of his Credited Service not in excess of 240 months; plus

          (ii) the products of (1) one percent of the Member's average Monthly Compensation (as determined in Section 3.1(a)(i) above), multiplied by (2) the number of months of his Credited Service in excess of 240 months; reduced by

          (iii) a Social Security offset in an amount equal to the product of (1) two and one-half percent of the monthly primary benefit payable to the Member under the Federal Social Security Act as in effect on the earlier of the date the Member's Employment ceases, or the date upon which he first becomes eligible for unreduced benefits by virtue of age under the Federal Social Security Act, multiplied by (2) the number of months of the Member's Credited Service not in excess of 240 months; and

     (b)  The Alternate Formula is one-twelfth of:

          (i) the product of (1) one and one-half percent of the Member's average Monthly Compensation (as determined in Section 3.1(a)(i) above), multiplied by (2) the number of months of his Credited
               Service; reduced by

          (ii) a Social Security offset in an amount equal to the product of (1) one and one-half percent of the excess, if any, over $220 per month (being the approximate maximum primary insurance benefit at December 31, 1971, for any person aged 65 at December 31, 1971), of the monthly primary benefit payable to the Member under the Federal Social Security Act as in effect on the earlier of the date the Member's Employment ceases, or the date upon which he first becomes eligible for unreduced benefits by virtue of age under the Federal Social Security Act, multiplied by (2) the number of months of the Member's Credited Service after the Effective Date not in excess of 400 months.

     (c) If the Member is less than the age at which he first becomes eligible for unreduced benefits by virtue of age under the Federal Social Security Act at the time the Social Security offset is to be computed, then the amount of the offset is to be determined on the assumption that the Member will not thereafter receive any income that would be treated as wages for purposes of the Federal Social Security Act.

     (d) For purposes of this Section 3.1, the age at which a Member first becomes eligible for unreduced benefits ,by virtue of age, under the Federal Social Security Act is determined as set forth in the following table.

                                        Age at Which
                                        Eligible For Unreduced
          Year of Member's Birth        Social Security Benefits

          Prior to 1938                 65

          1938 through 1942             65 plus 2 months for each
                                        year date of birth is
                                        after 1937

          1943 through 1954             66

          1955 through 1959             66 plus 2 months for each
                                        year date of birth is
                                        after 1954

          1960 and later                67

     (e)  The Revised Formula is one-twelfth of the sum of (i) and
          (ii), where:

          (i)  is the product of (1) one and fifteen
               one-hundredths percent of the Member's average Monthly Compensation (as determined in Section 3.1(a) (i) above), multiplied by (2) the number of months of his Credited Service not in excess of 420 months and

          (ii) is the product of (1) forty-three one-hundredths percent of the Member's average Monthly Compensation (as determined in Section 3.1(a) (i) above) in excess of Covered Social Security Compensation, if any, multiplied by (2) the number of months of his Credited Service not in excess of 420 months.

     (f) If the Member is less than his applicable ending age (as set forth in Section 1.28) at the the time the Retirement Credit is to be determined under 3.1(e) above, then the contribution and benefit base for all future years for purposes of determining the Covered Social Security Compensation shall be assumed to be the same as the contribution and benefit base for Social Security at the time such determination is made.

3.2 Normal Retirement Allowance. If a Member who is in Employment on the day prior to the later of (a) the fifth anniversary of the time he commenced Employment, or (b) the date he has attained the age of 65 retires from Employment, he thereupon shall be entitled to receive each month for the remainder of his life (beginning at his Normal Retirement Date) a Normal Retirement Allowance in an amount per month equal to his Retirement Credit; provided, however, that if his highest Early Retirement Allowance determined on any date which could constitute his Early Retirement Date is greater than such Retirement Credit determined without regard to any increase since such Early Retirement Date in the primary Benefit under the Federal Social Security Act, then his Normal Retirement Allowance shall be such Early Retirement Allowance.

3.3  Postponed Retirement Allowance.

     (a) A Member who continues in full-time Employment after his Normal Retirement Date shall, upon his actual retirement from Employment, but not before, be entitled to receive for the remainder of his life, beginning at the date of his actual retirement, a Postponed Retirement Allowance in an amount per month equal to his Retirement Credit computed as of the date of his actual retirement. This provision shall be administered in accordance with and subject to applicable Department of Labor Regulations on Suspension of Benefits. A Member who so continues in Employment and who dies before his actual retirement from Employment shall be deemed for the purpose of payment of his Benefit under Article IV to have retired on the day next preceding his death. A Member whose Employment is on other than a regular full-time basis at any time after his Normal Retirement Date shall be deemed to have retired at the date his Employment on a regular full-time basis ceased. For the purposes of this Section 3.3, full-time Employment or Employment on a regular full-time basis shall mean Employment which is scheduled for more than 20 hours per week for at least six months during a calendar year.


     (b) If a Member who, while in Employment, will have attained his Normal Retirement Date on or before February 1, 1992 and would have completed ten or more years of Active Service by December 31, 1992, and for whom the sum of age and years of Active Service equals at least 85 by such date, makes an election to retire effective February 1, 1992, and such election is made prior to January 7, 1992, then that Member's actual retirement date shall be February 1, 1992 and such Member shall receive a temporary monthly supplemental payment for each month starting with February 1992 and ending with January 1993. The amount of such monthly supplemental payment shall be 70% of the first $833.33 of the Member's average monthly compensation (as determined in Section 3.4(c)) plus 20% of the next $2,500 of such average monthly compensation.

          For the purposes of this Section 3.3(b), the applicable formula for determining a Member's Retirement Credit shall be applied using average monthly compensation as defined in Section 3.4(c) instead of average Monthly Compensation as determined in Section 3.1.

3.4  Early Retirement Allowance.

     (a) A Member who, while in Employment, has attained age 55 and has completed ten or more years of Active Service, may retire upon six months advance notice to the Administrator (or upon such shorter notice as the Administrator shall in his discretion agree to accept), and thereupon shall be entitled to receive for the remainder of his life (beginning at the date of his early retirement, which date must be the first day of a month prior to his Normal Retirement Date) an Early Retirement Allowance in an amount per month equal to his Retirement Credit computed as of the date of his early retirement, multiplied by the appropriate factor (interpolated for calendar months when partial years are involved) from the following table:

          Years By Which                Years By Which
          Early Retirement              Early Retirement
          Dates Precede                 Dates Precede
          Normal Retirement             Normal Retirement
          Dates               Factor    Dates               Factor


               1               1.00           6              .85
               2               1.00           7              .80
               3               1.00           8              .75
               4                .95           9              .70
               5                .90          10              .65



     (b) However, notwithstanding the foregoing, if a Member who, while in Employment, will have attained at least the age of 55 and completed twenty or more years of Active Service during 1982, makes an election to retire Effective May 1, 1982, and such election is made prior to April 1, 1982, then that Members' Early Retirement Date shall be May 1, 1982 and the factor in the preceding table shall be 1.0 for all years, up to eleven, by which such Early Retirement Date precedes Normal Retirement Date unless the Regular

          Formula described in Section 3.1(a) shall apply to the Member. If such Regular Formula shall apply, the factor shall be as set forth in the table below until such time as the Member's age precedes his Normal Retirement Date by seven years.

          Years By Which
          Early Retirement
          Dates Precede
          Normal Retirement
          Dates                    Factor

      1 but not more than 7        1.00
                   8                .94
                   9                .88
                   10               .82
  more than 10 but less than 11    actuarial reduction

A Member retiring in accordance with the provisions of this paragraph shall also be entitled to receive temporary supplemental monthly payments in lieu of Social Security benefits as set forth in the table below.
                                             Supplemental Payment
                                             will Continue Up To
                              Monthly        and Including
     Age Last Birthday At     Supplemental   The Month In Which
     Early Retirement Date    Payment        The Member Attains Age

     54 but less than 60      $435                62
     60 but less than 65      $550                65

     (c) However, notwithstanding the foregoing, if a Member who, while in Employment, would have attained at least the age of 55 and completed ten or more years of Active Service by December 31, 1992, and for whom the sum of age and years of Active Service equals at least 85 by such date, makes an election to retire effective February 1, 1992, and such election is made prior to January 7, 1992, then that Member's Early Retirement Date shall be February 1, 1992 and the factor in the table in Section 3.4(a) shall be 1.0 for all years by which such Early Retirement Date precedes his Normal Retirement Date.

          A Member retiring in accordance with the provisions of this Section 3.4(c) shall also be entitled to receive temporary supplemental monthly payments in lieu of Social Security benefits. The amount of such monthly payment shall be 70% of the first $833.33 of the Member's average monthly compensation plus 20% of the next $2,500 of such average monthly compensation if the birth date of the Member retiring under this Section 3.4(c) was on or before February 1, 1930, or 80% of the amount so determined if the birth date of the Member was after February 1, 1930. For the purpose of this Section 3.4(c), average monthly compensation shall mean one-sixtieth of the sum of the Member's annual rates of salary or wages as of December 31st of 1987, 1988, 1989, 1990 and November 1, 1991, plus the average Monthly Compensation, excluding any amount representing salary or wages, for the 58 consecutive month period ending on November 1, 1991. The temporary supplemental monthly payments as determined under this paragraph shall be payable for the period as set forth in the following table.

          Member's Date of Birth        Supplemental payment will
                                        continue up to and
                                        including the later of
                                        the month of January 1993
                                        or the month prior to the
                                        month in which the Member
                                        attains age

          on or before Feb. 1, 1930                    65

          after February 1, 1930                       62

          For the purposes of this Section 3.4(c), the applicable formula for determining a Member's Retirement Credit shall be applied using average monthly compensation as defined in this Section 3.4(c) instead of average Monthly Compensation as determined in Section 3.1.

3.5  Vested Retirement Allowance.  A Member who terminates his
     Employment prior to his Normal Retirement Date, other than by death or retirement on an Early Retirement Allowance, but after the earlier of the date on which he either:

     (a) completes five years of Active Service and the sum of his years of Active Service and his age equals at least 45, or completes ten years of Active Service, for Members who became Employees prior to January 1, 1983, or

     (b) completes ten years of Active Service, for Members who became Employees on or after January 1, 1983, or
     (c) completes five years of Active Service, for Members who are in Active Service on or after January 1, 1989,

          shall be entitled to receive a Vested Retirement Allowance in an amount per month equal to his Retirement Credit multiplied by his Vesting Percentage, each computed as of the date his Employment terminates. Such Vested Retirement Allowance shall be paid beginning at the Member's Normal Retirement Date, except that, in the case of a Member who has completed ten years of Active Service at the time his Employment terminates, such Member may elect, by six months advance written notice to the Administrator, to have payment of the Vested Retirement Allowance begin at the first day of any month after he attains age 55, in which event such allowance shall be in a reduced amount of Equivalent Actuarial Value to the Vested Retirement Allowance that such Member otherwise would have been entitled to receive beginning at his Normal Retirement Date.

3.6  Surviving Spouse's Allowance.

     (a) If a Member dies while in Employment, after completing ten years of Active Service and either attaining age 55 or after attaining age 45 if the sum of his age and completed years of Active Service total at least 65, but before his Normal Retirement Date, and is survived by a spouse to whom he has been married throughout the 12-month period ending on the date of his death, such spouse shall be entitled to receive for the remainder of his or her life, a Surviving Spouse's Allowance in an amount equal to one-half of the Member's Retirement Credit computed as of the date of the Member's death, reduced by an amount determined by applying the appropriate factor in columns I and II of Table A below. However, in no event will the Surviving Spouse's Allowance be less than the greater of I or II in Table B below.

          TABLE A                      I                   II

          Age of Employee    Reduction In Member's       Reduction in Member's
          at Date of Death   Retirement Credit           Retirement Credit

          55 But Less Than
          65                 1/3% for each full month    1/4% for each full
                             that Member's death         month by which Spouse
                              precedes attainment of     is more than 5 years
                              age 65.                    younger than Member.

          45 But Less Than
          55                  40% plus 1/4% for each     1/4% for each full
                              full month that Member's   month by which Spouse
                              death precedes attainment  is more than 5 years
                              of age 55.                 younger than Member.


          TABLE B

          I.        $50 per month.

          II. The amount to which such Spouse would be entitled had the Member's Retirement Credit as of the date of his death been converted into a fifty percent joint and survivor annuity of Equivalent Actuarial Value with payments to begin immediately and with the Spouse as the contingent annuitant, and had the Member died immediately thereafter.

          Payments of the Surviving Spouse's Allowance shall commence on the last day of the month in which the Member dies (or, if the Member's death occurs on the last day of a month, on the last day of the next succeeding month) and shall terminate with the date of the death of the spouse. Whenever the Member or spouse shall die on other than the last day of a month, the Surviving Spouse's Allowance otherwise payable to the spouse for such month shall be prorated to reflect the date of death.

     (b) If a Member (1) performs at least one Hour of Service on or after August 23, 1984, (2) dies before he begins receiving a Benefit, (3) has a Vesting Percentage which is greater than zero, and (4) is survived by a spouse to whom he has been married throughout the 12-month period ending on the date of his death and the spouse is not entitled to a Benefit under Section 3.6(a) or Article IV, then such spouse shall be entitled to receive a Surviving Spouse's Allowance computed as follows:

          (i) If a Member dies before attaining age 55, then the surviving spouse shall be entitled to receive for the remainder of his or her life an amount to which such spouse would be entitled had the Member terminated his Employment on the date of his death, survived until age 55, then converted his Retirement Credit (based on his Credited Service and Vesting Percentage at his date of death) into a fifty percent joint and survivor annuity of Equivalent Actuarial Value with payments to begin immediately (with the spouse as the contingent annuitant) and the Member had died on the following day. Payments to the surviving spouse shall commence on the last day of the month in which the Member would have attained age 55 (or, if such date occurs on the last day of the month, on the last day of the next succeeding month) and shall terminates with the date of the death of the spouse.


          (ii) If a Member dies on or after attaining age 55, then the surviving spouse shall be entitled to receive for the remainder of his or her life an amount to which such spouse would be entitled had the Member's Retirement Credit as of one day before the date of his death been converted into a fifty percent joint and survivor annuity of Equivalent Actuarial Value with payments to begin immediately (and with the spouse as the contingent annuitant) and had the Member died the following day.
               Payments to the surviving spouse shall commence on the last day of the month in which the Member dies (or, if the Member's death occurs on the last day of a month, on the last day of the next succeeding month) and shall terminate with the date of the death of the spouse.

          (iii) Whenever the member or spouse shall die on other than the last day of a month, the Surviving Spouse's Allowance otherwise payable to the spouse for such month shall be prorated to reflect the date of death.

     (c) Notwithstanding Section 3.6(b), if a Member (1) terminated his Employment prior to August 23, 1984 (but after December 31, 1975), (2) is not entitled to a Benefit on August 23, 1984 (and is alive on that day),
          (3) had completed 10 years of Active Service, and (4) is survived by a spouse to whom he has been married throughout the 12-month period ending on the date of his death and the spouse is not entitled to a Benefit under
          Section 3.6(a) or Article IV, then such spouse shall be entitled to receive a Surviving Spouse's Allowance computed under Section 3.6(b).

3.7 Certain Employees. Anything elsewhere in this Plan to the contrary notwithstanding, (a) every person who became a Member on the Effective Date and who immediately prior to the Effective Date participated in the Glen Falls Insurance
     Company Retirement Plan or the Title Insurance Company of Pennsylvania Pension Plan shall have a nonforfeitable right to a Benefit at a rate not less than those benefits he would have had a nonforfeitable right to receive pursuant to the Glens
     Falls Insurance Company Retirement Plan or the Title Insurance Company of Pennsylvania Pension Plan, as the case may be; (b) every person who became a Member on the Effective Date and who immediately prior to the Effective Date participated in the Pacific of New York Group Employees' Pension Plan shall have a nonforfeitable right to a Normal Retirement Allowance at a rate not less than he would have had a nonforfeitable right to receive pursuant to the terms of Group Annuity Contract No. GR-847 issued by the Travelers Insurance Company if the Group Annuity Contract had been discontinued by reason of termination of the Pacific of New York Group Employees'
     Pension Plan immediately prior to the Effective Date; (c) there shall be set off against and deducted from any Benefit payable under this Plan to any person who became a Member on the Effective Date and who is a former employee of Norwich
     Union Fire Insurance Society Ltd. or Scottish Union and
     National Insurance Company the amount of any annuity payable to such person under John Hancock Mutual Life Insurance
     Company Group Annuity Contract #342; and (d) there shall be added to any Retirement Credit determined under this Plan for any Employee who became a Member on the Effective Date and who is a former employee of Underwriters Adjusting Company an amount equal to the pension that would have been payable from Normal Retirement Date under the former Underwriters Adjusting Company Retirement Plan if it had continued in effect to the date of the Employee's retirement, multiplied by a fraction of which the numerator is the number of months the Employee was in the employ of Underwriters Adjusting Company prior to April
     1, 1967, and the denominator is the sum of such numerator plus the total number of months of his Credited Service. In addition, there shall be set off against and deducted from any Benefit payable under this Plan to an Employee who was employed by William Penn Life Insurance Company of New York on September 1, 1982 the amount of any benefit payable to such person under the Retirement Plan for Salaried Employees of Penncorp Financial, Inc. and Affiliates.

3.8 Employees Retired Prior to Effective Date. Every former employee of an Employer (or beneficiary of a former employee of an Employer) who on the Effective Date had retired and was receiving a retirement benefit pursuant to the Retirement Plan of The Continental Insurance Company, the Glens Falls Insurance Company Retirement Plan or the Title Insurance Company of Pennsylvania Pension Plan shall be deemed to be a retired Member of this Plan and shall continue to receive from the Trust Fund a Benefit at the same rate and subject to the same terms and conditions as the benefit that he was then receiving. The amount of such Benefit shall not be increased or decreased by reason of the adoption of this Plan.

3.9  Increases in Benefits.

     (a) Benefits payable after May 31, 1974, under Sections 3.2, 3.3, 3.4, 3.6 and 3.8 hereof to any person who (or to the Beneficiary of any person who) has received a Benefit under any such Section prior to January 1, 1974, shall be increased by an amount computed by multiplying the monthly Benefit otherwise payable (but not in excess of $833.33) by 0.2 percent of the number of months such person (or his decedent) received Benefits under this Plan or its predecessor plan during the years 1970 through 1973.

     (b) Benefits payable after June 30, 1978 under Sections 3.2, 3.3, 3.4, 3.5, 3.6 and 3.8 hereof to any person who (or to the Beneficiary of any person who) was receiving a Benefit under any such Section on December 31, 1977 shall be increased by an amount computed by multiplying the monthly Benefit otherwise payable by the appropriate percentage from the following table:


               Date Benefit First Received
                    By the Member
               (or his Beneficiary, if earlier)        Percentage

               June 1974 or earlier                      10.0%
               July 1974 through December 1974            9.0
               January 1975 through June 1975             8.0
               July 1975 through December 1975            7.0
               January 1976 through June 1976             6.0
               July 1976 through December 1976            4.5
               January 1977 through June 1977             3.0
               July 1977 through December 1977            1.5;

          provided, however, that in any event such amount not be less than $2.00 per month.

     (c) Benefits payable after June 30, 1982 under Sections 3.2, 3.3, 3.4, 3.6 and 3.8 hereof to any person who (or to the Beneficiary of any person who) was receiving a Benefit under any such Section on June 30, 1981, or who had reached the Normal Retirement Date on June 30, 1981, shall be increased by an amount computed by multiplying the monthly Benefit otherwise payable by the appropriate percentage from the following table:

               Earliest of: (1) Date Benefit
               First Received by Member (2)
               Date Benefit First Received by
               Member's Beneficiary, or (3)

               Member's Normal Retirement Date    Percentage

               December 1978 or earlier              15%
               January 1979 through June 1979        13%
               July 1979 through December 1979       10%
               January 1980 through June 1980         8%
               July 1980 through December 1980        5%
               January 1981 through June 1981         3%

          provided, however, that (1) this adjustment will only be applicable to the first $1,250 of each monthly retirement allowance, and (2) in any event such amount will not be less than $3 per month.

     (d) Benefits payable after June 30, 1988 under Sections 3.2, 3.3, 3.4, 3.6(a) and 3.8 hereof to any person who (or to the Beneficiary of any person who) was receiving a Benefit under any such Section on December 31, 1986, or who had reached the Normal Retirement Date on December 31, 1986, and retired prior to January 1, 1988, shall be increased by an amount computed by multiplying the monthly Benefit otherwise payable, but not including any temporary supplemental payments in lieu of SociaL Security benefits described in Section 3.4, by the appropriate percentage from the following table:

               Earliest of: (1) Date Benefit First
               Received by Member, (2) Date Benefit First
               Received by Member's Beneficiary, or (3)

               Member's Normal Retirement Date    Percentage

               December 1981 or earlier               8%
               January 1982 through December 1982     7%
               January 1983 through June 1983         6%
               July 1983 through December 1983        5%
               January 1984 through June 1984         4%
               July 1984 through June 1985            3%
               July 1985 through December 1986        2%

          provided, however, that in any event such amount will not be less than $3 month.

3.10 Maximum Benefits.

     (a) The total annual retirement pension payable to a Member under Section 4.1, or Section 4.2(a) Option B or Option D, as adjusted pursuant to Section 3.9, (when added to the annual retirement pension payable to such member under all other defined benefit plans of an Employer or Affiliated Corporation), shall not exceed the lesser of
          (i) $90,000, or (ii) 100 percent of the Member's average compensation from an Employer or an Affiliated Corporation for the three consecutive years that produced the highest average. For the purpose of the foregoing limitation, the term "compensation" shall mean earnings as reported by the Employer on Form W-2 for the applicable year. However, if the Member has not completed 10 years of service with one or more Employers or Affiliated Corporations, such maximum amount shall be reduced to an amount equal to such maximum amount multiplied by the ratio which the number of years (or part therefore) of his service bears to 10. If the pension begins before the Member's 62nd birthday, the maximum amount in (i) above shall be the greater of $75,000, (or, if the pension begins before the Member's 55th birthday, the actuarial equivalent of a $75,000 pension beginning at age 55) or the equivalent actuarial value of the maximum amount in (i) beginning at age 62. For purposes of the preceding sentence, the equivalent actuarial value shall be based on an interest rate equal to the greater of five percent per year or the interest rate otherwise used under this Plan in the determination of equivalent actuarial value. If the pension begins after the Member's 65th birthday, the maximum amount in
          (i) shall be of equivalent actuarial value based on an interest rate equal to the lesser of five percent per year or the interest rate otherwise used under this Plan in the determination of equivalent actuarial value, to that maximum benefit payable at age 65. In the event that a Member elects benefits under Section 4.2(a), Option D (Other), the total benefits so payable shall be subject to such maximum limitation (except that if such benefits constitute a qualified joint and survivor annuity, only the reduced pension to the Member shall be subject to such maximum limitation), and such benefit shall be adjusted to its actuarially equivalent annual straight life annuity for the purpose of determining whether such maximum limitation has been exceeded. In the event that a Member elects benefits under Section 4.2(a), Option A (120 Months Certain), the total benefit so payable shall be subject to such maximum limitation, and such benefit shall be adjusted to its actuarially equivalent annual straight life annuity for the purpose of determining whether such maximum limitation has been exceeded. For purposes of the last two sentences, the determination of actuarial equivalents shall be based on an interest rate equal to the greater of five percent per year or the interest rate otherwise used under this Plan in the determination of equivalent actuarial value. As of January 1 of each calendar year on and after January 1, 1988, the dollar limitation in (i) above will be automatically adjusted by the Commissioner of Internal Revenue. Such adjusted limitation will apply to limitation years ending on or after the date of such adjustment. As of January 1 of each calendar year the limitation in (ii) above shall, with respect to retired participants, be automatically adjusted by the Commissioner of Internal Revenue. Such adjusted limitation will apply to limitation years ending on or after the date of such adjustment.

          Notwithstanding the preceding paragraph, in no event shall a Member's annual pension payable under this Plan be less than the benefit which the Member had accrued under the Plan as of December 31, 1982; provided, however, that in determining such benefit, no changes in the Plan on or after July 1, 1982, shall be taken into account.

          Anything in this Section 3.10(a) notwithstanding, in no event shall benefits under this Plan exceed the maximum benefits permitted under Section 415(b) of the Internal
          Revenue Code of 1986.

     (b) In the case of any Member as to whom the sum of the defined benefit Plan fraction and the defined contribution Plan fraction for any year exceeds 1.0 (prior to the application of this subsection (b)), the annual retirement benefit payable under this Plan shall be reduced to the extent required to make such sum 1.0.
          A Member's defined benefit plan fraction for any year is a fraction the numerator of which is the sum of the Member's projected annual retirement benefit under all defined benefit plans (whether or not terminated) maintained by an Employer or an Affiliated Corporation, determined as of the close of the year, and the denominator of which is the lesser of the product of 1.25 multiplied by the dollar limitation in subsection (a)(i) above or the product of 1.4 multiplied by the amount in subsection (a)(ii) above. A Member's defined contribution plan fraction for any year is a fraction the numerator of which is the sum of the annual additions to the Member's account under all defined contribution plans maintained by an Employer or an Affiliated Corporation (whether or not terminated) for the current and all prior limitation years (determined as of the close of the year), and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each such prior year of service with an Employer or an Affiliated Corporation: the product of 1.25 multiplied by the dollar limitation in effect under Internal Revenue Code section 415(c)(1)(A) for such year, or the product of 1.4 multiplied by the amount which may be taken into account under section 415(c)(1)(B) of the Internal Revenue Code of 1954.

          For purposes of the preceding paragraph, a Member's projected annual retirement benefit is the annual benefit to which the Member would be entitled under the terms of this Plan if the Member continued employment until normal retirement age (or current age, if later) and the Member's compensation for the limitation year and all other relevant factors used to determine such benefit remained constant until normal retirement age (or current age, if later).

3.11 Transfers from Canada. Anything in the Plan to the contrary notwithstanding, if an individual is transferred directly from service with an Employer in Canada to service with an Employer in the United States:

     (a) his period of service with one or more Employers in Canada shall be considered service as an Employee for the purpose of determining his Credited Service; and

     (b) his Retirement Credit under the Plan shall be reduced by an amount which has the Equivalent Actuarial Value of any retirement income attributable to employer contributions that is payable to him or on his behalf under any pension or retirement plan of any Employer that is registered under any Provincial Pension Benefit Act in Canada.


                                ARTICLE IV

                            Payment of Benefits

4.1  Standard Method of Payment.

     (a) In the absence of an election under Section 4.2 hereof, every Normal Retirement Allowance, Postponed Retirement Allowance, Early Retirement Allowance, and Vested Retirement Allowance shall be paid in equal monthly installments in an amount equal to the Member's Benefit, except that, if the Member has a spouse on the date he becomes entitled to received a Benefit, such Member will receive a monthly payment in an amount of Equivalent Actuarial Value to the Benefit to which otherwise he would be entitled, under which he will receive a reduced Benefit during his lifetime with the provision that, if he dies survived by such spouse, then the Benefit shall continue to be paid to such spouse during the lifetime of such spouse at a rate equal to 50 percent of the rate at which the Benefit was paid to the Member. If on or after the later of his sixty-fifth birthday or the tenth anniversary of the commencement of his participation in the Plan, but prior to his Normal Retirement Date, a Member (whose spouse is not entitled to receive a Benefit under Section 3.6) dies, shall be deemed to have become entitled to receive a Benefit on the date prior to the date of his death. If a Member dies prior to the first day of a month which next succeeds his having completed 10 years of Active Service, attained age 55, and elected by six months' advance written notice to the Administrator to have payment of his Vested Retirement Allowance begin prior to his Normal Retirement Date, he shall be deemed to have become entitled to receive such a Benefit on the date prior to the date of his death.
          The standard method of payment of an accrued benefit for an unmarried Member will be in the form of a straight life annuity.

     (b) The payment of a Member's Benefit shall commence on the last day of the month in which the Member becomes entitled to receive the Benefit, and shall terminate on the death of the Member. If payment is to be made to the Member's spouse as set forth above, payments to the spouse shall commence on the last day of the month in which the Member dies (or, if the Member dies on the last day of a month, on the last day of the following month) and shall terminate with the death of the spouse. Whenever a Member or spouse dies other than on the last day of a month, the Benefit otherwise payable to such person for such month shall be prorated to reflect the date of death.

4.2  Optional Methods of Payments.

     (a) In lieu of payment of a Normal Retirement Allowance, Postponed Retirement Allowance, or Early Retirement Allowance pursuant to the provisions of Section 4.1 hereof, a Member may elect to receive any of the following optional forms of payment in an amount of Equivalent Actuarial Value to the Benefit to which otherwise he would be entitled:

          Option A -- 120 Months Certain

          A reduced Benefit payable during the lifetime of the Member, with the provision that if the Member dies within the period of 120 months next following the date payment of the Benefit begins, then the Benefit shall continue to be paid at the same rate to the Member's Beneficiary until the end of the period of 120 months.

          Option B -- Joint-and-Survivor Annuity

          A reduced Benefit payable during the lifetime of the Member with the provision that, if the Member dies survived by a spouse, then the Benefit shall continue to be paid to his spouse during the lifetime of the spouse at a rate equal to 25 percent, 75 percent, or 100 percent (as the Member may elect) of the rate at which the Benefit was paid to the Member.

          Option C -- Straight Life Annuity

          A Benefit payable in equal monthly installments during the lifetime of the Member, with no further payments on his behalf after his death.

     (b) A Member entitled to a Vested Retirement Allowance payable under Section 3.5(b) hereof may elect, in lieu of payment pursuant to the provisions of Section 4.1 hereof, to receive the optional form of payment described in Option C.

     (c)  No spouse of a Member entitled to receive a Surviving
          Spouse's Allowance and no Member entitled to a Vested
          Retirement Allowance payable under Section 3.5(a) hereof, may elect to receive any optional form of payment.

     (d) Every election of an optional form of payment shall be made in writing, signed by the Member, and, if he is married, consented to (in writing) by his spouse unless the optional form of payment is a 75 percent or 100 percent joint and survivor annuity described in Option B. The consent of the spouse must acknowledge the effect of the election and must either be notarized or witnessed by a plan representative. The election shall be delivered to the Administrator at any time during the 90 day period ending on the Member's Normal, Early or Postponed Retirement Date, whichever is applicable. The information with which a married Member must be provided respecting an election not to receive payment of a Benefit under the method provided for in Section 4.1(a), will be mailed or personally delivered to such Member in such time as is reasonable to assure that it will be received on or about the date which is nine months before the date on which he attains age 65 or such earlier date as on which he can elect to receive a Benefit. If a married Member requests additional information regarding the financial effect of being paid under the method provided for in Section 4.1(a) at any time prior to 60 days before his Normal, Early or Postponed Retirement Date, which ever is applicable, then notwithstanding the foregoing, the election period shall be extended to include the 60 calendar days immediately following the date that the requested additional information is personally delivered or mailed to the Member. An election of an optional form of payment shall take effect on the date following the expiration of the election period provided for above, and shall be inoperative unless both the Member and his beneficiary are alive at that date. An election of an optional form of payment may be revoked by the Member at any time prior to the expiration of the election period, but shall thereafter be irrevocable. Nothwithstanding any other provision of this Section the qualified election period shall be a period within the 90 day period ending on the "annuity starting date" and the annuity starting date shall mean
          (i) the first day of the first period for which an amount is payable as an annuity (whether by reason of retirement or disability) or (ii) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Member to such benefit.

     (e) Each Member who elects Option A or B shall designate a Beneficiary to receive the payments provided for after the Member's death by filing with the Administrator a designation in writing in such form as the Administrator shall prescribe. In the case of Option B, the designated Beneficiary must be the Member's spouse. The Member may change the designation from time to time and at any time until the election has taken effect, or in the case of Option A after benefit payments under such Option have commenced to the Member, by filing with the Administrator a new designation.

     (f) Any other provision of the Plan notwithstanding, if the Beneficiary under Option A is other than the Member's spouse, benefit payments commencing under such Option shall be adjusted so that if any payment would otherwise be payable more than 5 years after the death of the Member, or the death of the Member's spouse, where benefits were being paid to such spouse, all remaining benefits will have been paid within 5 years of the death of the Member or his spouse whichever is applicable. This subsection shall not apply if the period over which benefits are payable does not exceed the Member's life expectancy at the time benefit payments commence.


4.3 Lump Sum for Small Pensions. Whenever a Benefit becomes payable at a time when such Benefit has an Equivalent Actuarial Value of not more that $3,500, such Benefit shall be paid in a lump sum amount equal to such Equivalent Actuarial Value, such payment to be made on the last day of the month in which the recipient becomes entitled to receive the Benefit.

4.4 Suspension of Payments. Except as provided in Section 3.3 with respect to Employment on other than a regular full-time basis after Normal Retirement Date, if any retired Member is restored to Employment (except as a Reemployed Early Retiree), his retirement allowance payments shall be suspended for such period as he shall remain in Employment, but not beyond the April 1 of the year following the year in which he attains age 70-1/2. However, any such suspension of benefits shall be in accordance with and subject to applicable Department of Labor Regulations.

4.5 Any rules in this Article IV notwithstanding, in no event will benefit payments to a Member or his beneficiary commence after the April 1 of the calendar year following the calendar year in which the Member attains age 70-1/2. If a Member continues in Employment after attaining age 70-1/2, his benefit will be recalculated each year in which he accrues additional benefits, and his benefit payments increased if required to meet the minimum distribution requirements of Section 401(a)(9) of the Internal Revenue Code of 1986.

4.6 Any form of Benefit which is paid pursuant to this Article IV and which involves payments to a person or persons other than the Member or the Member's spouse shall be such that the present value of the payments to be made to the Member is more than 50% of the present value of the total payments to be made to the Member and such other person or persons.

                                 ARTICLE V

                              Administration

5.1 Trust Fund. All contributions by an Employer shall be paid into, and all payments herein provided for shall be paid from, a Trust Fund maintained by agreement between the Company and individual trustees designated by the Compensation Committee, which agreement shall be in such form and contain such provisions as the Compensation Committee may deemed appropriate, including, but not limited to, provisions with respect to the powers and authority of the Trustees, the authority of the Board of Directors or Compensation Committee to amend the Trust Agreement and to terminate the trust, and the authority of the Board of Directors or Compensation Committee to settle the accounts of the Trustees on behalf of all persons having an interest in the Trust Fund. When entered into, the Trust Agreement shall be taken to form a part of this Plan, and all rights and benefits that may accrue to any person under this Plan shall be subject all the terms and provisions of the Trust Agreement. The several Employers will make all contributions to the Trust Fund, and no contributions will be required of any Member in connection therewith. All expenses of administering the Plan and the Trust Fund shall be paid from the Trust Fund unless paid by the Company.

5.2  Retirement Plan Committee, Trustees and Administrator.

     (a) Retirement Plan Committee shall administer the Plan in accordance with its terms and shall have all powers and authority necessary or appropriate for carrying out their duties in that respect. Not in limitation but in amplification of the foregoing, the Retirement Plan Committee, subject to the provisions of the Plan, from time to time shall adopt and establish such rules as they deem necessary or desirable for administering the Plan, and shall adopt appropriate mortality and other tables and interest rates to be used in administering the Benefits provided under the Plan. The Retirement Plan Committee shall establish a procedure for establishing and carrying out of a funding policy and method consistent with the objectives of the Plan and the requirements of the law, which policy and method shall be reviewed at least annually. The

          Retirement Plan Committee shall have full power and authority to interpret, construe, and administer the Plan, and determine all questions that may arise hereunder, including, without limitation, all questions relating to the eligibility of employees of an Employer to be Members, and the amount of benefits to which any person shall be entitled under the Plan; the Retirement Plan Committee may correct any error or defect or supply any omission or reconcile any inconsistency in the Plan in such manner and to such extent as they shall deem expedient to carry the Plan into effect; and the Retirement Plan Committee shall be the sole and final judge of such expediency. The interpretations and constructions of the Retirement Plan Committee, and all other acts and determinations of the Retirement Plan Committee done or made in good faith, shall be final, conclusive, and binding upon all parties, including the several Employers, Employees, and Beneficiaries. The Retirement Plan Committee may appoint in writing such persons, who need not be members of the Retirement Plan Committee as they may deem necessary or desirable for the effective exercise of the duties and responsibilities of the Retirement Plan Committee and may delegate to such persons in writing such duties and confer upon them in writing such powers, discretionary or otherwise, as the Retirement Plan Committee may deem expedient or appropriate. With respect to all or any portion of the Plan assets, the Retirement Plan Committee may appoint an investment manager or managers, pursuant to Sections 402(c)(3) and 405(c)(1) of ERISA, to manage, acquire, or dispose of any assets of the Plan. Each such investment manager shall accept appointment as a fiduciary of the Plan and shall be either registered as an investment adviser under the Investment Advisers Act of 1940, a bank as defined under that Act, or an insurance company qualified under the laws of more than one state to manage, acquire, or dispose of Plan assets.

     (b) Except where the Trustee is a corporate Trustee, the following provisions shall govern. Where a corporate Trustee is appointed, it may act through any one or more of its duly authorized officers or employees. The Trustees shall designate one of their number as Chairman, and shall appoint a Secretary, who may, but need not, be a Trustee. The Chairman shall preside at all meetings of the Trustees at which he is present, but in his absence any Trustee may call the meeting to order and preside. The Secretary shall duly record or cause to be recorded all acts and determinations of the Trustees, and all records shall be preserved in his custody or as the Trustees may direct. Any act or determination that the Plan authorizes or requires the Trustees to do or make may be done or made by a majority of the Trustees at the time acting hereunder, and the act or determination of such majority of the Trustees expressed at any time and from time to time by a vote at a meeting or in writing without a meeting shall constitute the act or determination of the Trustees and shall have the same effect for all purposes as if assented to by all the Trustees serving at the time. Any person dealing with the Trustees or with any agent or representative of the Trustees shall be entitled to rely upon the certificates of the Chairman or Secretary as to the fact that any act or determination is the act or determination of the Trustees.

          The Trustees shall have the power to adopt rules for the time and place of their meetings, the notice to be given of such meetings, and all similar matters governing the conduct of the Trustee's business.

     (c) The Administrator shall have the duties and responsibilities imposed by law on the administrator of an employee benefit plan. In addition, the Administrator shall perform such other duties and responsibilities as may be delegated to him in writing by the Retirement Plan Committee, and shall have such powers as may be conferred on him in writing by the Retirement Plan Committee. The Administrator may appoint in writing such persons as he may deem necessary or desirable for the effective exercise of his duties and may delegate to such persons in writing such duties and responsibilities and confer upon them in writing such powers, discretionary or otherwise, as he may deem expedient or appropriate.

     (d) The Trustees, Retirement Plan Committee and the Administrator (and any person or persons to whom the Trustees, Retirement Plan Committee or the Administrator have delegated any duties or responsibilities) may employ one or more persons to render advice with regard to any of the duties or responsibilities of the Trustees, Retirement Plan Committee or the Administrator under the Plan.

     (e) The Company shall defray all the expenses of the Trustees, Retirement Plan Committee and the Administrator in the administration of the Plan.

     (f) The Trustees, Retirement Plan Committee and the Administrator shall be entitled to rely upon all tables, valuations, certificates and reports furnished by any actuary, upon all certificates and reports made by any independent public accountants; and upon all opinions of law given by any counsel (who may be counsel to an Employer) and shall be fully protected in respect of any act done or permitted or determination made in good faith in reliance upon any such table, valuation, certificate, report or opinion. Neither a Trustee, Retirement Plan Committee nor the Administrator shall be liable to an Employer or to any Employee or to any Beneficiary on account of any act done or omitted or determination made in the performance of his duties under the Plan, nor for any act done or omitted by any agent or representative of the Trustees, Retirement Plan Committee or the Administrator so long as such Trustee, Retirement Plan Committee or the Administrator has acted with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Neither shall any Trustee be liable to any person for any act done or omitted by any other Trustee except to the extent prescribed by law. The Company agrees to indemnify and hold harmless the Trustees, Retirement Plan Committee and the Administrator from and against any liability they may incur in the administration of the Plan, unless arising from their own negligence or willful misconduct. The provisions of this
          Section 5.2(f) shall be effective only to the extent permitted by law.

5.3  Benefit Claims Procedure

     (a) In the event that any person makes a claim for benefits under this Plan and such claim is denied in whole or part, the Administrator, within a reasonable time, shall furnish to such person a written notice of such denial setting forth the specific reasons for such denial, specific references to the provisions of the Plan upon which such denial is based, a description of any additional material or information necessary for such person to provide including an explanation why such material or information is necessary, and an explanation of the review procedure under this Plan.

     (b) Any person whose claim for benefits is denied in whole or part may, within sixty days after receiving the foregoing notice, request in writing addressed to the Administrator a review by the Retirement Plan Committee of the denial. In addition, any person who makes a claim for benefits under this Plan and does not receive any decision on such claim within a reasonable time may request a review by the Retirement Plan Committee of the claim. Any person requesting a review under this subsection 5.3(b) shall have the opportunity to review pertinent documents and to submit a written statement to the Retirement Plan Committee, shall be entitled to request a hearing before the Retirement Plan Committee, and shall be entitled to have representation in connection with this review procedure.

     (c) Upon receipt of a request for review under subsection 5.3(b) hereof, the Retirement Plan Committee shall render a decision as promptly as possible and in any event within sixty days from such receipt, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days from such receipt. The decision of the Retirement Plan Committee shall be in writing and shall include the specific grounds for the decision and specific reference to the provisions of this Plan upon which the decision is based.

                                ARTICLE VI

                     Amendment, Termination and Merger

6.1 Amendment. The Board of Directors or Compensation Committee at any time and from time to time, by written notice to the Trustees and to each Employer, may amend in whole or in part
     any or all of the provisions of the Plan.   The Office of the
     Chairman of The Continental Corporation (or, in the cases of clauses (1) and (3) below, the senior Human Resources officer) may amend the Plan when it finds that such amendment (1) is required to conform the Plan to applicable laws or regulations, (2) will not increase the annual cost of the Plan by more than the greater of 5% or $1 million, or (3) is intended to implement transactions approved by the Board of Directors. However, no amendment shall authorize or permit any part of the Trust Fund to be used for or diverted to purposes other than the exclusive benefit of Members and their beneficiaries, and no amendment (except to the extent that it is made retroactive to secure a favorable determination as to the qualification of this Plan under the Internal Revenue
     Code) shall reduce any interest of any person existing immediately prior to such amendment.

6.2  Termination.

     (a) The Board of Directors or Compensation Committee, at any time, by written notice to the Trustees and to each Employer, may terminate the Plan in whole or in part. Upon a complete or partial termination, the rights of all persons affected by such termination who are then Members, to Benefits Accrued to the date of such termination (hereinafter referred to as the Termination
          Date), to the extent then funded, shall become nonforfeitable (subject, however, to the provisions of Section 6.3 hereof), and upon receipt of notice of such termination, the Administrator shall allocate the Trust Fund exclusively for the benefit of Members and beneficiaries of Members, by providing for payment in accordance with Section 4044 of ERISA.

     (b) The Administrator, in his discretion, shall apply the amounts allocated under this Section 6.2 for the benefit of Members and their beneficiaries by cash payments, by the purchase of annuity contracts from an insurance company or companies designated by the Administrator or by the continuance of the Trust Fund and payment of Benefits therefrom.

     (c) If, upon such termination, there is an amount remaining in the Trust Fund after satisfying all liabilities to Members and their beneficiaries, then and not otherwise, the Trustees shall pay over to the several Employers, or upon their order, their respective shares of the amount so remaining in the Trust Fund, provided that such distribution does not contravene any provision of law.

     (d)  Notwithstanding any such termination, the provisions of
          Article V hereof and of the Trust Agreement shall continue in effect until the Trustees shall have completed the distribution of the Trust Fund and their final accounts have been settled.

6.3  Restrictions on Benefits in Event of Early Termination.

     (a) If at any time prior to the tenth anniversary of a Commencement Date (as defined in paragraph (c) of this Section) (1) the Plan shall be terminated or (2) the full current costs of the Plan shall not then have been funded, then, notwithstanding anything in the Plan to the contrary, the amount of funds under the Plan that can be used to provide benefits for any of the 25 highest paid Employees of each Employer on that Commencement Date whose anticipated Normal Retirement Allowance exceeds $125 a month shall not exceed the greater of

          (i)  $20,000; or

          (ii) 20 percent of the first $50,000 of the Annual Compensation (as defined in paragraph (d) of this Section) of such Employee multiplied by the number of years between that Commencement Date and the date of termination of the Plan or the date of the failure to meet the full current costs of the Plan, whichever is earlier; or

          (iii) If such Employee is a substantial owner as defined in section 4022(b)(5), of ERISA, a dollar amount which equals the present value of the benefit guaranteed for such Employee under section 4022 of ERISA, or if the Plan has not terminated, the present value of the benefit that would be guaranteed if the Plan terminated on the date the benefit commences, determined in accordance with the regulations of the Pension Benefit Guarantee Corporation ("PBGC"). If such Employee is not a substantial owner as defined in section 4022(b)(5) of ERISA, a dollar amount which equals the present value of the maximum benefit described in section 4022(b)(3)(B) of ERISA (determined on the date the Plan terminates or on the date benefits commence, whichever is earlier, and determined in accordance with regulations of the PBGC) without regard to any other limitations in section 4022 of ERISA.

          (iv) In the case of any Commencement Date other than the Effective Date, either (1) the amount of funds under the Plan that would have been used to provide Benefits for such Employee if the Plan as in effect the day before such Commencement Date had been continued without change or (2) the sum of (A) the amount of funds under the Plan that would have been used to provide Benefits for such Employee if the Plan had been terminated on the day before such Commencement Date, plus (B) 20 percent of the first $50,000 of the Annual Compensation of such Employee multiplied by the number of years between that Commencement Date and the date of termination of the Plan or the date of the failure to meet the full current costs of the Plan, whichever is earlier.

          (b) The provisions of paragraph (a) of this Section shall not restrict the current payment of full Benefits called for by the Plan for any Employee who has retired while the Plan is in full effect and its current costs have been met.

          (c) As used in this Section 6.3, "Commencement Date" means the Effective Date of the Plan (or with respect to employees of any Affiliated Corporation that becomes an Employer after the Effective Date, the date it becomes an Employer) or the effective date of any subsequent amendment to the Plan that changes the Plan so as to increase substantially the extent of possible discrimination as to an Employer's contributions and as to Benefits actually payable in event of the subsequent termination of the Plan or the subsequent discontinuance of the Employer's contributions thereunder.

          (d) As used in this Section 6.3, "Annual Compensation" of an Employee means his average regular annual compensation during the five calendar years immediately preceding the earlier of (i) the date of termination of the Plan, or complete discontinuance of contributions hereunder, or (ii) the date of commencement of Benefit payments under the Plan to that Employee.

6.4 Merger, Consolidation and Transfer of Plan Assets. The Board of Directors or Compensation Committee may direct the Administrator to do all things necessary to effect a merger or consolidation of the Plan with, or the transfer of all or a part of the assets and liabilities of the Plan to, another plan (or plans) if and only if

     (a) Each trust forming a part of such plan (or plans) is a qualified trust under Section 401 of the Internal Revenue Code of 1986 and that each such trust is exempt from Federal Income Tax under Section 501 of the Internal Revenue Code of 1986;

     (b) Each Member of the Plan would (if the Plan then terminated) receive a Benefit immediately after the merger, consolidation or transfer which is equal to or greater than the Benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated); and

     (c)  The Administrator shall have timely filed, pursuant to
          Section 6058 of the Internal Revenue Code of 1954, an actuarial statement of valuation of evidencing compliance with (b) above.

          The Board of Directors or Compensation Committee, the Trustees and the Administrator shall be entitled to rely conclusively on the certificate of an actuary stating that the condition set forth in (b) above has been met.

                                ARTICLE VII

                               Miscellaneous

7.1 Limitations on Employees' Rights. No Employee, Member or other person shall have any right or claim to any Benefit under the Plan except in accordance with the provisions of the Plan, and then only to the extent that there are funds available therefore in the hands of the Trustees. The establishment of the Plan shall not be construed as creating any contract of employment between any Employer and any person or otherwise conferring upon any person any legal right to continuation of employment, nor as limiting or qualifying the right of each Employer to discharge any of its employees without regard to the effect that such discharge might have upon such employee's rights under the Plan.

7.2 Non-Assignability of Rights. No interest, right or claim in or to any part of the Trust Fund or any payment therefrom shall be assignable, transferable or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution, or levy of any kind, and the Administrator shall not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute, or anticipate the same, except to the extent required by law. If any person entitled to any Benefit under the Plan shall adjudicated bankrupt or shall attempt to assign, transfer, sell, mortgage, pledge hypothecate, commute, or anticipate the same, then the Administrator in his discretion may forthwith terminate the right of such person to such Benefit and hold or apply the amount thereof for the Benefit of such person, his spouse, children or other dependents or any of them, in such manner and in such proportion as the Administrator in his discretion shall determine.

7.3 Facility of Payments. In the event that the Administrator shall find that any person to whom a Benefit is payable under the Plan is unable to care for his affairs because of illness or accident, or otherwise, the Administrator may direct that any Benefit payments due shall be paid to the duly appointed legal representative of such person, or if there be no duly appointed legal representative, to the spouse, a child, a parent or other blood relative of the person, or to any person deemed by the Administrator to have incurred expense for the benefit of such person, and any such payments so made shall be a complete discharge of the liabilities of the Plan therefor.

7.4 Refund of Employer Contributions. Once a contribution is made to the Plan by any Employer on behalf of its Employees, it is not refundable to the Employer unless the contribution:

     (a)  was made by a mistake of fact;

     (b) was made conditioned upon a favorable determination by the Internal Revenue Service and such a determination is not received; or

     (c) was made conditioned upon the contribution being allowed as a deduction for Federal income tax purposes and such deduction is disallowed.

          Any refund under (a) must be made within one year from the date the contribution was made to the Plan, and any refund under (b) and (c) must be made within one year from the date of failure to receive a favorable determination, or the date of disallowance of the tax deduction, respectively.

7.5 Number and Gender. Where from the context it appears appropriate, each term used in this Plan in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

7.6 Captions. Captions or Sections of this Plan are inserted for convenience of reference only, and the Plan is not to be construed by interpretation thereof.

7.7 Applicable Law. This Plan shall be interpreted, construed and administered in accordance with the laws of the State of New
     York (to the extent not preempted by ERISA), and with a view toward compliance with ERISA.

                               ARTICLE VIII

                         Top-Heavy Plan Provisions

8.1 General Rule. For any calendar year (hereinafter called a "Plan Year") in which this Plan is a "Top-Heavy Plan" as defined in Section 8.7 below, any other provisions of this Plan to the contrary notwithstanding, this Plan shall be subject to the following provisions:

     (a)  the vesting provisions of Section 8.2

     (b)  the minimum benefit provisions of Section 8.3

     (c)  the limitation on compensation set by Section 8.4

     (d)  the limitation on benefits set by Section 8.5

8.2 Vesting Provisions. Each Member who (i) has completed an Hour of Service during any Plan Year in which the Plan is top-heavy and (ii) has completed the number of Years of Service specified in the following table shall have a nonforfeitable right to the percentage of the Retirement Credit under this Plan correspondingly shown in the following table:

                                        Nonforfeitable
          Years of                     Percentage
          Service                  Of Retirement Credit

          Less than 2 years               0%
                 2                       20%
                 3                       40%
                 4                       60%
                 5                       80%
                 6 or more years        100%

     "Years of Service" as used in this Paragraph 8.2 shall constitute the same years of Active Service as defined in
     Section 1.1 of this Plan as used to determine the Member's vesting percentage under Section 1.25 and 3.5.

     Each Member's nonforfeitable Retirement Credit shall not be less than his nonforfeitable Retirement Credit determined as of the last day of the last Plan Year in which the Plan was a Top-Heavy Plan. If the Plan ceases to be top-heavy, each Member with five (5) or more Years of Service, whether of not consecutive, shall have his nonforfeitable Retirement Credit determined in accordance with this Section 8.2 and Section
     1.25. Each such Member shall have the right to elect the applicable schedule within 60 days after the day the Member is issued written notice by the Committee, or as otherwise provided in accordance with regulations issued under the provision of the Internal Revenue Code, relating to changes in the vesting schedule.

     This provision shall apply without regard to contributions or benefits under Social Security or any other Federal or State
     Law.

8.3 Minimum Benefit Provisions. Each Member who (i) is a Non-Key Employee (as defined in Section 8.9 below) and (ii) has completed at least 1,000 Hours of Service during the first 12 months of his Employment or a calendar year thereafter shall be entitled to a Retirement allowance in the form of an annual pension benefit (as defined in paragraph (1) below) that shall be not less than the applicable percentage (as defined in paragraph (2) below) of the Participant's average annual compensation for years in the testing period (as defined in paragraph (3) below).

     (1) "Annual pension benefit" mean a benefit payable annually in the form of a single life annuity (with no ancillary benefits) beginning at Normal Retirement Date or its Equivalent Actuarial Value.

     (2) "Applicable percentage" means the lesser of two percent multiplied by the number of Top-Heavy Plan Years of Service (as defined in paragraph (4) below) or 20 percent.

     (3) "Testing period" means, with respect to a Member, the period of consecutive years (not exceeding five) of employment during which the Member had the greatest aggregate compensation from the Employer. The testing period shall not include any year of employment not included as a Year of Service as defined in paragraph (4) below. The testing period shall also not include any Year of Service that ends in a Plan Year beginning before January 1, 1984 or during which the Plan was not a Top-Heavy Plan.

     (4) "Years of Service" means such Active Service as defined in Section 1.25 of this Plan and used to determine the Participants nonforfeitable Retirement Credit under
          Section 3.5.

     Benefits taken into account under this section shall not include any benefits payable under the Social Security Act or any other Federal or State law.

8.4 Limitation on Compensation. Annual compensation taken into account under this Section 8.4 and under the definition of Monthly Compensation as set forth in Section 1.17 and average Monthly Compensation determined in Section 3.1 for purposes of computing benefits under this Plan shall not exceed the first $200,000, provided that such limit shall be adjusted automatically for each Plan Year to the amount prescribed by the Secretary of the Treasury or his delegate pursuant to regulations for the calendar year in which such Plan Year commences.

8.5 Limitations on Benefits. In the event that an Employer should maintain a defined contribution plan providing contributions on behalf of Employees who are also Members in this Plan, one of the two following provisions shall apply:

     (a) If for the Plan Year this Plan would not be a "Top-Heavy Plan" as defined in Section 8.7 below if "90 percent" were substituted for "60 percent," then Section 8.3 shall apply for such Plan Year as if amended so that the "applicable percentage" means the lesser of three percent multiplied by the number of Years of Service (as defined in paragraph (4) of Section 8.3) during which the Plan would be top-heavy and the overall applicable percentage does not exceed the lesser of (i) 30% or (ii) 20% plus 1% for each year the Plan is taken into account under this
          Section 8.5(a).

     (b) If for the Plan Year this Plan would continue to be a "Top-Heavy Plan" as defined in Section 8.7 below if "90 percent" were substituted for "60 percent," then the denominator of both the defined contribution plan fraction and the defined benefit plan fraction shall be calculated as set for in Section 3.10 for the Plan by substituting "1.0" for "1.25" in each place such figure appears, except with respect to any individual for whom there are no Employer contributions, forfeitures or voluntary nondeductible contributions allocated or any accruals for such individual under the defined benefit plan.

8.6 Coordination with Other Plans. In the event that a defined contribution plan or another defined benefit plan maintained by an Employer provides contributions or benefits on behalf of Members in this Plan, such other plan shall be treated as a part of this Plan pursuant to applicable principles (such as Rev. Rul. 81-202 or any successor ruling) in determining whether this Plan satisfies the requirements of Section 8.3 of this article. Such determination shall be made upon the advice of counsel to the Committee.

8.7 Top-Heavy Plan Definition. This Plan shall be a "Top-Heavy Plan" for any Plan Years if, as of the determination date (as defined in paragraph (1) below), the present value (as determined in Paragraph (2) below) of the cumulative accrued benefits under the Plan for Members (including former Members) who are Key Employees (as defined in Section 8.8 below) exceeds 60% of the present value of the cumulative accrued benefits under the Plan for all Members, excluding former Key Employees, or if this Plan is required to be in an aggregation group (as defined in paragraph (3) below) which for such Plan Year is a Top-Heavy Group (as defined in paragraph (4) below). However, the Plan shall not be considered a "Top-Heavy Plan" for any Plan Year in which the Plan is part of a Required or Permissive Aggregation Group which is not top-heavy. For purposes of making this determination, the present value of accrued benefits for a participant (1) who is not a key employee but who was a key employee in a prior year or (2) for plan years beginning after 12/31/84, who has not performed any service for the Employer at any time during the 5-year period ending on the determination date, shall be disregarded.

     (1) "Determination Date" means for any Plan Year the last day of the immediately preceding Plan Year.

     (2) The present value shall be determined as of the most recent valuation date that is within the twelve-month period ending on the Determination Date and as described in the regulations under the Internal Revenue Code.

     (3) "Aggregation Group" means the group of plans, if any, that includes both the group of plans that are required to be aggregated and the group of plans that are permitted to be aggregated.

          (A) The group of plans that are required to be aggregated (the "required aggregation group") includes:

               (i) Each plan (including any terminated plan) of an Employer in which a Key Employee is a Member, including collectively bargained plans, and

               (ii) Each other plan (including any terminated
                    plan), including collectively bargained plans of an Employer which enables a plan in which a Key Employee is a Member to meet the requirements of the Internal Revenue Code, prohibiting discrimination as to contributions or benefits in favor of Members who are officers, shareholders or the highly compensated or prescribing the minimum participation standards.

          (B) The group of plans that are permitted to be aggregated (the "permissive aggregation group:) includes the required aggregation group plus one or more plans of an Employer that is not part of the required aggregation group and that the Committee certifies as constituting a plan within the permissive aggregation group. Such plan or plans may be added to the permissive aggregation group only if, after the addition, the aggregation group as a whole continues not to discriminate as to contributions or benefits in favor of officers, shareholders or the highly compensated and to meet the minimum participation standards under the Code.

     (4) "Top-Heavy Group" means the aggregation group, if as of the applicable Determination Date, the sum of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in the aggregation group plus the aggregate of the accounts of Key Employees under all defined contribution plans included in the aggregation group exceeds 60% of the sum of the present value of the cumulative accrued benefits for all Members, excluding former Key Employees, under such defined benefit plans plus the aggregate accounts for all Participants, excluding former Key Employees, under such defined contribution plans. If the aggregation group that is a Top-Heavy Group is a required aggregation group, each plan in the group will be top-heavy. If the aggregation group that is a Top-Heavy Group is a permissive aggregation group, only those plans that are part of the required aggregation group will be treated as top-heavy. If the aggregation group is not a Top-Heavy Group, no plan within such group will be top-heavy.

     (5) In determining whether this plan constitutes a "Top-Heavy Plan", the Committee shall make the following adjustments in connection therewith:

          (A) When more than one plan is aggregated, the Committee shall determine separately for each plan as of each plan's determination date the present value of the accrued benefits or account balance. The results shall then be aggregated by adding the results of each plan as of the Determination Dates for such plans that fall within the same calendar year.

          (B) In determining the present value of the cumulative accrued benefit or the amount of the account of any Member, such present value or account shall include the amount in dollars value of the aggregate distributions made to such Member under the applicable plan during the five-year period ending on the Determination Date, unless reflected in the value of the accrued benefit or account balance as of the most recent valuation date. Such amounts shall include distributions to Members which represented the entire amount credited to their accounts under the applicable plan.

          (C) Further, in making such determination, such present value or such account shall include any rollover contribution (or similar transfer), as follows:

               (i) If the rollover contribution (or similar transfer) is initiated by the Member or made to or from a plan maintained by another Affiliate, the plan providing the distribution shall include such distribution in the present value or such account; the plan accepting the distribution shall not include such distribution in the present value or such account unless the plan accepted it before January 1, 1984.

               (ii) If the rollover contribution (or similar
                    transfer) is not initiated by the Employee or made from a plan maintained by another Employer, the plan accepting the distribution shall include such distribution in the present value or such account, whether the plan accepted the distribution before or after January 1, 1984; the plan making the distribution shall not include the distribution in the present value or such account.

          (D) Effective January 1, 1985, if any individual has not received any compensation from any Employer maintaining the plan (other than benefits under the plan) at any time during the 5-year period ending on the Determination Date, any accrued benefit for such individual (and the account of such individual) shall not be taken into account.

8.8 Key Employee. The term "Key Employee" means any Employee or former Employee under this Plan who, at any time during the Plan Year containing the Determination Date or during any of the four preceding Plan Years, is or was one of the following:

     (a) An officer of the Employer. However, an officer earning not more than one and one-half times the then applicable limit in Section 415(c)(1)(A) of the Code shall not be considered a Key Employee. Whether an individual is an officer shall be determined by the Committee on the basis of all the facts and circumstances, such as an individual's authority, duties and term of office, not on the mere fact that the individual has the title of an officer. For any such Plan Year, there shall be treated as officers no more than the lesser of:

               (1)  50 employees; or

               (2) the greater of three employees or 10 percent of the employees.

          For the purpose of the preceding sentence, the highest-paid officers shall be selected first.

     (b) One of the ten employees owning (or considered as owning, within the meaning of the constructive ownership rules of the Code) the largest interests in the Employer. An Employee who has some ownership interest is considered to be one of the top ten owners unless at least ten other employees own a greater interest that that employee. However, an Employee will not be considered a top ten owner for a Plan Year if the Employee does not earn more that than the applicable limitation in Section 415(c)(1)(A) of the Code.

     (c) Any person who owns (or is considered as owning within the meaning of the constructive ownership rules of the
          Code) more than five percent of the outstanding stock of the Employer or stock possessing more than five percent of the combined total voting power of all stock of the Employer.

     (d) A person satisfying (c) above if "one percent" were substituted for "five percent" and having an annual
          Compensation of more than $150,000.

          For purposes of parts (a), (b), (c) and (d) of this
          Section 8.8, a beneficiary of a Key Employee shall be treated as a Key Employee. For purposes of Subclauses
          (b), (c) and (d), each individual Employer is treated separately in determining ownership percentages; but, in determining the amount of compensation, all Employers are taken into account.

8.9  Non-Key Employee.  The term "Non-Key Employee" means any
     Member (and any beneficiary of such Member) who is not a Key
     Employee.

8.10 Employer. The term "Employer" means the definition of Employer found in Section 1.11 of the Plan.
8.11 Collective Bargaining Rules. The provisions of Section 8.2, 8.3, 8.4 and 8.5 above do not apply with respect to any Member included in a unit of employees covered by a collective bargaining agreement, unless the application of such sections has been agreed upon with the collective bargaining agent.

                                ARTICLE IX
                             DIRECT ROLLOVERS

9.1 Distributee's Election. This Article applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

9.2 Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

9.3 Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in
     section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

9.4 Distributee. A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

9.5 Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.